UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2008

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment Number 1 to the Amended and Restated Credit Agreement, dated as of September 2, 2008, permits the Company to issue capital securities pursuant to and in accordance with the terms of the Winn-Dixie Stores, Inc. Equity Incentive Plan and Employee Stock Purchase Plan (“ESPP”) or similar plan for the benefit of employees of the Company. The Board has approved the ESPP, and the Company’s shareholders will be asked to approve the ESPP at the 2008 Annual Meeting. If approved by the shareholders, the Company anticipates that the ESPP will become effective on January 1, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment Number 1 to Amended and Restated Credit Agreement dated as of September 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008	Winn-Dixie Stores, Inc.

	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment Number 1 to Amended and Restated Credit Agreement dated as of September 2, 2008.